FXCM Completes Acquisition of Japanese Forex Broker Foreland Forex Co., Ltd.

NEW YORK, NY, October 13, 2011 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, ("FX"), trading and related services worldwide, today announced that its subsidiary FXCM Japan Securities Co., Ltd. ("FXCM Japan") has completed its acquisition of Japanese FX broker Foreland Forex Co., Ltd. ("Foreland") for approximately $17 million, net of cash and liquid assets acquired.

 “We welcome the Foreland clients to the FXCM family and are confident that they will benefit from FXCM’s premier trading technology and execution along with the many other resources FXCM has to offer its clients,” said Drew Niv, CEO of FXCM Inc.

“Foreland will more than double our size in Japan,” he continued. “After onetime restructuring costs in the fourth quarter 2011, we believe we will see significant synergies through integration with our existing operations. At approximately two times the estimated 2012 EBITDA contribution, we believe this transaction represents compelling value.”

FXCM Japan offers clients the benefit of FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs on our flagship and award winning platform FXCM Trading Station. Clients are able to trade forex, oil, and gold, silver and stock indices with FXCM. Additional advantages include mobile trading, one-click order execution and trading from real-time charts. FXCM offers clients the ability to place stops and limits freely and allow traders to customize them for every ticket. FXCM supplies over 600 custom indicators and permits clients the ability to build their own.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange (forex) trading and related services to retail and institutional customers worldwide.

At the heart of FXCM's client offering is No Dealing Desk forex trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution, and trading from real-time charts. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange on margin carries a high level of risk, and may not be suitable for all investors. Read full risk disclaimer.

Unless otherwise noted, all references to "FXCM" refer to FXCM Inc. and its consolidated subsidiaries.

Forward Looking Statements:

This press release contains forward−looking statements that involve risks and uncertainties, as well as assumptions, and which reflect our current views with respect to, among other things, our operations and financial performance. If the risks and uncertainties ever materialize or the assumptions prove incorrect, the results of FXCM and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure to receive regulatory approval for the acquisition, (3) failure to retain the customers of Foreland, (4) failure to compete successfully in this highly competitive and rapidly changing marketplace, (5) failure to retain key employees, and (6) other factors affecting the operation of the respective businesses of FXCM and Foreland. For further information regarding risks and uncertainties associated with FXCM’s business, please refer to  FXCM’s Securities and Exchange Commission reports, including, but not limited to, FXCM’s Annual Report on Form 10-K for the year end December 31, 2010 and subsequently filed reports, which are accessible on the SEC's website at www.sec.gov. FXCM undertakes no obligation to publicly update or review any forward−looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes a discussion of EBITDA which are not financial measures under U.S. generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user's overall understanding of the underlying operating performance of the FXCM and Foreland business combined. FXCM believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the company. Management uses non-GAAP financial measures for evaluating financial and operations decision making and as a means to evaluate the performance of FXCM.

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com